UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                  Post Effective Amendment No. 5 to Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                       AMERIRESOURCE TECHNOLOGIES, INC.
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                   			   84-1084784
---------------------------------		     ----------------------
  (State or Other Jurisdiction      		        (I.R.S. Employer
of Incorporation or Organization)		     Identification Number)



           3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
	 ------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)



                          2005 STOCK INCENTIVE PLAN
			  -------------------------
                           (Full Title of the Plan)



   DELMAR JANOVEC, 3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
   ------------------------------------------------------------------------
           (Name, Address, Including Zip Code, of Agent for Service)

  Telephone number, including area code, of agent for service: (702) 214-4249




                        CALCULATION OF REGISTRATION FEE
     			-------------------------------

Title of each class     Amount to  	Proposed Maximum     Proposed Maximum    Amount of
 of securities to     be Registered      Offering Price     Aggregate Offering  Registration
   be Registered 			  Per Share (1)	          Price             Fee
-------------------   -------------	----------------    ------------------	------------

COMMON STOCK,          125,000,000                .00611              $763,500        $96.73
PAR VALUE $0.0001


      (1)Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of Dec. 6, 2006, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.



                               EXPLANATORY NOTE

      This Post-Effective Amendment No. 5 to the Registration Statement on Form S-8 of AmeriResource Technologies, Inc. (the "Registrant") is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional one hundred twenty-five million (125,000,000) shares of the Registrant's common stock, $0.0001 par value ("Common Stock"). The contents of the Registration Statement on Form S-8 (File No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on April 27, 2005 under which twenty-five million (25,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of the Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on September 30, 2005 under which thirty million (30,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of the Post Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on January 20, 2006 under which fifty million (50,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of Post Effective Amendment No. 3 to the Registration Statement on Form S-8 (file No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on May 9, 2006 under which one hundred million (100,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of Post Effective Amendment No. 4 to the Registration Statement on Form S-8 (file No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on September 1, 2006 under which one hundred million (100,000,000) shares of Common Stock were registered for issuance, are incorporated by reference.


PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

The Exhibit Index preceding the exhibits is incorporated by reference herein.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on December 11, 2006.


AMERIRESOURCE TECHNOLOGIES, INC.

/s/ Delmar Janovec
-------------------------
Delmar Janovec, President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 to the registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.


NAME                 TITLE                                 DATE
------------------   -----------------------------------   -----------------

/s/ Delmar Janovec   President, Chief Executive Officer,   December 11, 2006
------------------   Principal Financial Officer,
Delmar Janovec	     Principal Accounting Officer, and
		     Chairman of the Board of Directors

      			EXHIBIT INDEX


ITEM NO.     DESCRIPTION
--------     ------------------------------------------------------------
   5         Opinion of Legal Counsel.

   10 AmeriResource 2005 Stock Incentive Plan. (Incorporated by reference from the Company's Form S-8, file number 33-124381, effective on April 27, 2005.).

   10 (i)    Amendment to Plan

   23        Consent of Auditors to utilize independent auditor's report.